UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  November 13, 2006

                            WEALTHCRAFT SYSTEMS INC.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)

           Nevada                    000-51575                 88-0409165
________________________________________________________________________________
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)

 Room 1005, 10th Floor, Universal Trade Centre, 3 Arbuthnot Road, Hong Kong, SAR
________________________________________________________________________________
          (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code    +852-3586-8234

                            Parque La Quinta Estates
________________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 13, 2006, WealthCraft Systems Inc. ("WealthCraft Holdings") completed the transactions contemplated by that certain Exchange Agreement, dated as of October 19, 2006, by and among WealthCraft Holdings, certain shareholders of WealthCraft Holdings, WealthCraft Systems Ltd., a private limited company organized under the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("WealthCraft HK") and the shareholders of WealthCraft HK (the "Exchange Agreement"). Accordingly, WealthCraft Holdings acquired all of the issued and outstanding shares of stock of WealthCraft HK, in exchange for the issuance in the aggregate of 7,000,000 shares of common stock of WealthCraft Holdings, which shares represent 70% of the issued and outstanding capital stock of WealthCraft Holdings after the consummation of the Exchange Agreement and the transactions contemplated thereby. As a result of the Exchange Agreement, WealthCraft HK became a wholly-owned subsidiary of WealthCraft Holdings.

         In connection with the Exchange Agreement, WealthCraft Holdings entered into a Stock Purchase Agreement dated November 13, 2006 by and between WealthCraft Holdings and Serendipity Ventures Limited (the "Stock Purchase Agreement"). A summary of the transactions contemplated by the Stock Purchase Agreement is more particularly described in Item 3.02 herein and is incorporated by reference into this Item 1.01.

         The description of the transactions contemplated by the Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed with this report and incorporated by this reference.

ITEM 2.01.  COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS.

         On November 13, 2006, WealthCraft Holdings acquired all of the outstanding shares of capital stock of WealthCraft HK from the shareholders of WealthCraft HK in accordance with the terms of the Exchange Agreement more particularly described in Item 1.01 and incorporated herein by reference. In accordance with the terms of the Exchange Agreement, in exchange for all 10,148,500 issued and outstanding shares of WealthCraft HK, WealthCraft Holdings issued to the shareholders of WealthCraft HK an aggregate of 7,000,000 shares of WealthCraft Holdings' common stock, which shares represent 70% of the issued and outstanding capital stock of WealthCraft Holdings.

         See Item 5.01 for additional information required to be reported by WealthCraft Holdings as a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

         On November 13, 2006, pursuant to the terms of the Exchange Agreement described in Items 1.01, 2.01 and 5.01, WealthCraft Holdings issued 7,000,000 shares of its common stock to the shareholders of WealthCraft HK in exchange for all of the issued and outstanding capital stock of WealthCraft HK. In addition, on November 13, 2006, WealthCraft Holdings entered into the Stock Purchase Agreement for the sale of an aggregate of 375,000 shares of common stock (the "Share Sale") for $1,650,000, of which $1,000,000 was paid on November 13, 2006 and the balance is payable over the next two years. Pursuant to the Purchase Agreement, WealthCraft Holdings has granted Serendipity Ventures Ltd. (the "Investor") rights of first refusal on financing WealthCraft Holdings may do in the future.

         The shares of common stock issued under the Exchange Agreement and the Stock Purchase Agreement were not registered under the Securities Act of 1933 (the "Securities Act"), and bear restrictive legends that reflect this status.

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The securities were issued in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, and/or Regulation S promulgated under the Securities Act. WealthCraft Holdings did not engage in any general solicitation or advertisement for the issuance of these securities. In connection with this issuance, each person represented that (i) such person is an accredited investor as this term is defined in Regulation D under the Securities Act, (ii) such person is not a US Person within the meaning of Regulation S, (iii) the securities such person is acquiring cannot be resold except pursuant to a effective registration under the Securities Act or in reliance on an exemption from the registration requirements of the Securities Act, and that the certificates representing such securities bear a restrictive legend to that effect and/or (iv) such person intends to acquire the securities for investment only and not with a view to the resale thereof.

         The foregoing descriptions of the Purchase Agreement is merely a summary, and is not intended to be complete. The Stock Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K, and the full text of each such exhibit is incorporated herein by reference.

ITEM 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) On November 13, 2006, WealthCraft Holdings ended the engagement of Kyle L. Tingle, CPA, LLC ("Tingle") as its independent certified public accountants effective as of November 13, 2006. The decision was approved by the Board of Directors of WealthCraft Holdings.

         The report of Tingle on WealthCraft Holdings' financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion. During WealthCraft Holdings' fiscal years ended December 31, 2005 and 2004 and the subsequent interim period preceding the termination, there were no disagreements with Tingle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tingle, would have caused Tingle to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

         WealthCraft Holdings requested that Tingle furnish it with a letter addressed to WealthCraft Holdings confirming its dismissal and whether or not it agrees with WealthCraft Holdings' financial statements. A copy of the letter furnished by Tingle in response to that request will be filed by amendment to this Form 8-K.

         (b) On November 13, 2006, Kabani & Company, Inc. ("Kabani") was engaged as WealthCraft Holdings' new independent certified accountants. During the two most recent fiscal years and the interim period preceding the engagement of Kabani, WealthCraft Holdings has not consulted with Kabani regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on WealthCraft Holdings' financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of
Item 304 of Regulation S-B.

ITEM 5.01 - CHANGES IN CONTROL OF THE REGISTRANT

         On November 13, 2006 (the "Closing Date"), WealthCraft Holdings consummated the transactions contemplated by the Exchange Agreement, pursuant to which WealthCraft Holdings acquired all of the issued and outstanding shares of stock of WealthCraft HK in exchange for the issuance in the aggregate of 7,000,000 shares of WealthCraft Holdings' common stock. Following the Closing Date, WealthCraft HK became a wholly-owned subsidiary of WealthCraft Holdings and, upon the issuance of the shares pursuant to the Exchange Agreement, the

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shareholders of WealthCraft HK, became the owners of 70% of WealthCraft
Holdings' issued and outstanding stock. WealthCraft Holdings currently has a total of 10,000,000 issued and outstanding shares of common stock.

         Other than the transactions and agreements disclosed in this Form 8-K, WealthCraft Holdings knows of no arrangements which may result in a change in control of WealthCraft Holdings.

         No officer, director, promoter, or affiliate of WealthCraft Holdings has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by WealthCraft Holdings through security holdings, contracts, options, or otherwise.

         The following is a description of WealthCraft Holdings' business after the acquisition of WealthCraft HK.

OVERVIEW

         WealthCraft HK, together with its subsidiary, WealthCraft Systems (Shenzhen) Limited, a China company ("WealthCraft SZ") , is an information technology company that designs, develops, markets and supports a flexible, scalable and secure technology platform for wealth management services for financial institutions, including investment advisory firms, securities brokerage firms, retail and private banks, mutual fund companies and insurance companies. WealthCraft HK's focus is on Asia, primarily Hong Kong, Taiwan, Singapore and Mainland China, a market that currently lacks a comprehensive technology solution for servicing the growing wealth management industry. Because of a number of factors, including language and currency issues, existing products available in other parts of the world are not readily adaptable to the Asia market.

         WealthCraft HK offers financial institutions a complete, customized solution for their wealth management business. WealthCraft HK's principal business solution, Advisor Workbench, which is implemented through its proprietary technology, gives financial professionals the tools and services required to develop and expand their wealth management business, including customer relationship management, financial planning, investment research, portfolio management and trade execution. This enables financial institutions to enhance customer loyalty, improve financial advisor productivity, strengthen customer relationships and increase assets under management. WealthCraft HK also offers an integrated back-office system providing order execution, order management and portfolio and commission management. WealthCraft HK's product offering allows institutions to access the industry standard SWIFTNet Funds transfer system thereby allowing automated mutual fund transactions, which are generally manually performed in Asia.

         To develop and market its solutions, WealthCraft HK has partnered with Standard & Poor's, or S&P, Microsoft and SWIFT, each of which is a leading provider to the financial services industry. WealthCraft HK offers software and related services to its customers based on an annual recurring license model to generate a long-term sustainable revenue base. WealthCraft HK was founded in 2003 in Hong Kong and, through its China subsidiary, also has operations in Shenzhen, China.

THE WEALTH MANAGEMENT MARKET IN ASIA

         Wealth management is the business of assisting individuals with the accumulation, preservation and transfer of wealth as they move through the various stages of their lives, including integrating financial products and advisory services. Asia is one of the fastest growing wealth management markets in the world. According to the 2006 World Wealth Report published by Capgemini and Merrill Lynch, the financial wealth of high net worth individuals in Asia was $7.6 trillion in 2005 and is estimated to grow to $10.6 trillion by 2010.

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         Hong Kong has long been a center for finance and banking in Asia outside of Japan, and is a key financial services hub for Mainland China, one of the world's fastest growing economy. According to a fund management survey conducted by the Hong Kong Securities and Futures Commission, in 2005, Hong Kong had $562 billion of assets under management, and assets under management were growing at approximately 25% per year.

         According to SWIFT, the financial industry-owned co-operative supplying secure, standardized messaging services and interface software to 7,800 financial institutions in more than 200 countries, Taiwan has the potential to be the largest fund market in Asia. Taiwan's population is aging rapidly. The number of people near or in retirement presents a pressing need for quality wealth management. However, it is estimated that 75-80% of the Taiwanese public's monetary assets are invested in relatively low-yield term deposit savings accounts, compared with 30% in other leading economies.

         According to the National Bureau of Statistics of China, a prosperous section of China society has emerged and grown rapidly in recent years. As of 2005, there were more than 4.5 million individuals with liquid wealth in excess of $100,000. By the end of 2005, 13% of China's urban families, or 24.5 million households, were defined as "middle class" and it is estimated that this will increase to 25% by 2010. According to a survey by the Social Survey Institute of China, wealth management services are very popular among urbanites in China's big cities of Beijing, Shanghai, Tianjin and Guangzhou, where 74% are interested in these services and 41% said that they would definitely purchase wealth management products if possible.

         According to the Monetary Authority of Singapore, Singapore's asset management industry has seen double digit annual growth over the past five years. As of the end of 2005, funds managed in Singapore totaled $456 billion, a jump of 26% from the end of 2004.

THE WEALTH MANAGEMENT INDUSTRY IN ASIA

         To protect and grow their wealth, high net worth individuals are seeking diversification in their portfolios to obtain the returns they desire . These individuals are increasingly sophisticated in terms of product knowledge and pricing. Wealth managers, in turn, need to deliver products and services that meet the needs of these clients and institutions need to be able to do this in a cost-effective, efficient manner. Although the wealth management market is competitive, WealthCraft HK believes that the majority of financial institutions in Asia are not well-positioned to effectively and efficiently capitalize on this opportunity because of the following factors:

     o POORLY TRAINED AND INEXPERIENCED STAFF. Wealth management staff at many Asia financial institutions are focused solely on selling only high commission products that provide little long term value for customers. Staff is not properly trained in creating a comprehensive wealth management plan.

     o HIGH ATTRITION RATES. Turnover of wealth management staff is very high. Advisors will change jobs for very small financial incentives, and institutions fail to build loyalty by maintaining advisor retention programs.

     o FINANCIAL INSTITUTIONS LACK A FULLY DEVELOPED WEALTH MANAGEMENT STRATEGY. Institutions have not focused on long-term business growth. They tend to have limited product offerings and do not emphasize

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         long-term revenue generation such as that obtained through advisory and portfolio management fees.

     o LACK OF SOPHISTICATED ORDER MANAGEMENT SYSTEMS. Wealth management technology directed at financial institutions lacks the capabilities required to meet the increasingly sophisticated consumer. Order management systems in general are not scalable, error-prone and very expensive. Institutions generally use several different systems, including rudimentary spreadsheets to keep track of their clients' records. Customer relationship software in most cases does not meet the very specific needs of their business. Moreover, the majority of mutual fund transactions currently are executed manually resulting in very high administration costs. These costs are passed-on to the investor resulting in higher costs.

         Although financial institutions in other parts of the world maintain sophisticated systems for wealth management, the Asia market presents issues that make these solutions difficult to easily adapt. For example, systems used in other parts of the world may not be multi-currency capable. Further, investment product offerings in Asia differ from those offered elsewhere. Finally, Asia systems need to meet the unique language requirements of the relevant market in which these systems are deployed.

THE WEALTHCRAFT HOLDINGS SOLUTION

         WealthCraft HK has developed an affordable subscription based solution for the problems it believes currently limit the wealth management business of Asia financial institutions. This solution provides access, from a single platform, to everything financial institutions and their financial advisors need to operate effectively and support their wealth management customers. Through WealthCraft HK's knowledge of the marketplace and emphasis on customer care, WealthCraft HK's solutions offer:

     o A MEANS TO IMPROVE FINANCIAL ADVISOR RETENTION. WealthCraft HK provides a superior sales platform and research tools which reduce administrative time. Advisors are motivated to stay because the platform allows them to do their jobs much more efficiently, ultimately increasing income potential.

     o AN AUTOMATED SCALABLE SYSTEM. WealthCraft HK offers a fully integrated order management system, allowing automation of fund processing, which can reduce operational expenses resulting in higher profit margins. The platform is scalable in order to handle future expansion of an institution's funds business.

     o A METHOD TO RETAIN CLIENTS. A fundamental strategy for Asia wealth managers is to increase assets under management. To achieve this objective, WealthCraft HK's platform provides a mechanism to track not only assets currently held at the financial institution, but all other assets owned by the client. This allows the financial advisor to maintain a full picture of a client's wealth profile and to recommend and implement a wealth management strategy that is individualized for the specific client. It also allows the client to make better and informed investment decisions.

     o SOPHISTICATED PLANNING TOOLS. WealthCraft HK's solution provides sophisticated planning tools which allow financial institutions to move from product pushing to value-oriented wealth management through proper financial planning practices, including:

              o Knowing the client to meet internal compliance and external regulatory requirements;
              o    Financial needs analysis and goal planning;
              o    Strategic asset allocation;

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              o    Portfolio monitoring based on strategic asset allocation; and
              o    Proactive customer relationship tools.

     o ADDITIONAL REVENUE OPPORTUNITIES FROM EXISTING CLIENTS. WealthCraft HK's solution assists financial institutions in expanding customer relationships. By maintaining integrated information on the client's history, the institution can capitalize by cross-selling and up-selling products and services, resulting in maximized profitability through increased financial product sales.

THE WEALTHCRAFT PLATFORM

         WealthCraft HK's products are web-based and designed using a service-oriented architecture. Service oriented architecture shifts the focus from stand-alone solutions to fully-integrated modular offerings from multiple vendors. WealthCraft HK's products provide enterprise-wide integration of applications. Instead of multiple systems to solve multiple requirements, financial institutions can invest in a single solution to drive their wealth management applications, including product distribution and service, in a multi-channel, multi-department environment. WealthCraft HK does not believe that a single service-oriented platform has previously been available to Asia financial institutions.

         Specifically, WealthCraft HK's product offerings include the following:

ADVISOR WORKBENCH

         Advisor Workbench is WealthCraft HK's initial core product. Advisor Workbench is a multi-language, client-focused platform providing integrated market research, financial planning, portfolio management, and customer relationship management for front-line sales teams and is targeted to medium to large size financial institutions. Advisor Workbench is a completely customizable solution. It contains the following features:

     o PRODUCT AND MARKET DATA CONSOLIDATION - The core of Advisor Workbench consolidates data from multiple sources, including internal and external providers, into a central repository, enabling accurate, reliable data distribution across the enterprise.

     o MARKET DATA RESEARCH - Standard & Poor's provides independent investment research and ratings. Financial advisors can access S&P quantitative and qualitative research information via Advisor Workbench, and apply this knowledge directly into their product selection and client investment strategies. WealthCraft HK, as part of Advisor Workbench's research module, has developed sophisticated search, selection, and comprehensive charting tools to complement and enhance the S&P information.

     o FINANCIAL PLANNING - Advisor Workbench contains a comprehensive suite of applications and tools that allow financial advisors to proactively build, manage, and monitor client financial plans.

     o CLIENT RELATIONSHIP MANAGEMENT - The Advisor Workbench integrated client relationship module provides a complete history of the client's relationship with the institution, including email tracking, activity management, task management, and lead tracking.

     o PORTFOLIO MANAGEMENT - The Advisor Workbench portfolio management module allows the client's entire investment activity to be consolidated into a single statement. It also calculates the performance of managed assets on a daily basis, including changes necessitated by currency fluctuations in investments denominated in multiple currencies. The module also offers real time alerts to advise of performance changes.

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ORDER MANAGEMENT SYSTEM

         WealthCraft HK's Order Management System is a complete back office solution based on Microsoft's flagship BizTalk Server 2006 for financial product distribution. The Order Management System handles:

              o Order routing, execution and administration for several types of securities customized to meet the specific requirements of each financial institution; and

              o    Portfolio and commissions management.

STP GATEWAY

         STP Gateway, also based on BizTalk Server 2006, is WealthCraft HK's middleware solution allowing automated integration and straight-through processing, known as STP, of an institution's order execution operation with SWIFTNet funds. SWIFTNet Funds is SWIFT's messaging solution to facilitate automation and straight through processing in the fund industry through the combination of industry standards and the SWIFTNet messaging network. The SWIFTNet funds service caters to both domestic and cross-border fund distribution flows in Europe and Asia and is based on a set of standards covering account openings and maintenance, orders, status and confirmations, transfers, holdings and transactions statement, price reporting, and cash flow. STP Gateway provides an easy to implement integration between order management systems operated by a financial institution and SWIFTNet Funds.

ALLIANCES AND PARTNERSHIPS

         In addition to innovative product development, WealthCraft HK's management believes that securing a leading position in the wealth management marketplace in Asia requires strong strategic partnerships with solution providers to the financial services industry. WealthCraft HK's partnerships to date include Standard & Poor's, SWIFT and Microsoft. These alliances have helped WealthCraft HK establish its market presence in Asia and positioned WealthCraft HK for future growth.

     o STANDARD & POOR'S (S&P) - WealthCraft HK identified an opportunity in the marketplace in late 2003 to deliver independent research data to financial institutions in Asia via a comprehensive advisory platform. S&P had the necessary data and WealthCraft HK developed the solution to satisfy this regional demand. From this initiative, Advisor Workbench was developed.

     o SWIFT - Through industry messaging standards and global messaging services, SWIFT facilitates straight through processing and reporting between all parts of the transaction chain. WealthCraft HK has built a solid relationship with the SWIFT team in Asia and is a SWIFT Solutions Partner.

     o MICROSOFT ASIA - Because financial services institutions are a high priority in Microsoft's global marketing strategy and WealthCraft HK's advisor platform is based, in part, on Microsoft technology, Microsoft has identified WealthCraft HK as a partner in this segment. WealthCraft HK is a Microsoft Certified Partner with Independent Software Vendor specialization. Out of over 2000 partners in Hong Kong, Microsoft awarded WealthCraft HK with the prestigious .NET ENTERPRISE AWARD 2005.

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         WealthCraft HK's alliances with S&P, SWIFT and Microsoft Asia provides a number of benefits, including:

     o Access to regional sales and marketing presences in Hong Kong, Singapore, Taiwan, Malaysia and Japan;

     o   Association with well known brands;

     o   An established regional sales network;

     o   Lead generation; and

     o   Entry into the difficult to penetrate Japanese market.

MARKET OPPORTUNITY

         Although all of Asia presents an enormous potential market opportunity, WealthCraft HK has chosen to initially focus its efforts on Hong Kong, Taiwan, Mainland China and Singapore.

         WealthCraft HK believes that Hong Kong is a key market to showcase its technology and build its reputation. Also, many foreign banks are using Hong Kong as a springboard to enter the Mainland China personal financial services market which opens in 2007. Securing several key banks as customers in Hong Kong is a critical objective to ensure WealthCraft HK has ample leverage to drive business in China and the rest of Asia. To date, WealthCraft HK has entered into agreements with ING Asia Pacific Limited, Sun Hung Kai Wealth Management, DBS Bank Hong Kong, Sail Advisors Limited and CITIC Ka Wah Bank.

         Singapore has market conditions similar to those in Hong Kong. This will allow WealthCraft HK to do business in Singapore using a plan substantially similar to how it conducts its business in Hong Kong.

         In Taiwan, there is great potential to provide more professional wealth management services. The vast potential of this yet-to-be developed market has spurred domestic banks to pursue wealth management. Lacking expertise, many of these banks are seeking sophisticated technology to help them manage the growth. In addition, regulatory changes in Taiwan effective in 2005 allow brokerage firms and offshore providers to enter the wealth management market. These firms will need to put systems in place. An increase in offshore business will create even more demand for fund automation, increasing potential for Advisor Workbench, Order Management System and STP Gateway.

         The financial services industry is rapidly expanding in China and foreign banks will be granted greater access to the China market by the end of 2006. With China's wealth management market being expected to grow, there is a need for sophisticated wealth management services. WealthCraft HK is poised to capture this market opportunity on the basis of:

     o TIME TO MARKET. WealthCraft HK's current infrastructure is already in place;

     o EXPERTISE. WealthCraft HK has an established team of financial services application developers;

     o   EXPERIENCE. Previous knowledge and experience in China business;

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     o   COST. Low cost solutions compared with foreign suppliers; and

     o INDUSTRY KNOWLEDGE. Experience in implementation with market-leading foreign banks.

         As WealthCraft HK establishes its reputation in these initial markets, it plans to expand to Japan and the rest of Asia.

MARKETING AND SALES STRATEGY

         The sales cycle for WealthCraft HK's products is long. WealthCraft HK's principal method of sales and marketing to date has been working through its strategic partners. WealthCraft HK's partner, S&P, markets WealthCraft HK's products as value-added business solutions. WealthCraft HK believes that working with its partners is the most effective way to initially penetrate the financial services marketplace as its partners have extensive promotion and distribution channels in place as well as brand name recognition.

         WealthCraft HK also maintains a sales team in Hong Kong to directly solicit new customers.

         In markets other than Hong Kong, WealthCraft HK is actively seeking other partners to market, sell, install and support its solutions and products.

         WealthCraft HK markets its solution as a subscription based service. Clients generally pay no up-front license fee. Instead, customers pay a fee for installation and customization and an annual subscription fee which is typically based upon the number of users and the modules deployed. This marketing strategy gives financial institutions constant upgrades in a rapidly changing marketplace. Although this sales strategy generates less upfront fees, WealthCraft HK believes that substantial value and sustained profitability is created by building a recurring revenue base.

RESEARCH AND DEVELOPMENT

         WealthCraft HK develops the majority of its products at its WealthCraft SZ subsidiary. To date, WealthCraft HK has devoted the bulk of its resources to research and development. WealthCraft HK spent $9,550, $85,954 and $121,125 on product development efforts for 2003, 2004 and 2005, respectively. During 2006, WealthCraft Holdings expects product development costs to be between $150,000 and $200,000.

COMPETITION

         The provision of information technology services and solutions in the financial services industry is highly competitive. Although this industry is not dominated by a single company or a small number of companies, a substantial number of companies offer services that overlap and are competitive with those offered by WealthCraft HK. Some of these are large firms, including Finantix, Morningstar, Excel and ETNet, have greater financial resources than WealthCraft HK. WealthCraft HK also competes with internal development teams which are maintained by larger banks. These banks have a vested interest in their internal development teams and therefore may be reluctant to use outside vendors. WealthCraft HK's ability to obtain business is dependent upon its ability to offer better strategic concepts and technical solutions, better value, a quicker response, more flexibility or a combination of these factors. In the opinion of WealthCraft HK's management, WealthCraft HK is positioned to compete effectively in Asia based on its technology, expertise in the wealth management marketplace, local service and support and its strategic partner network.

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GOVERNMENTAL REGULATION

         Although the financial services industry is highly regulated, as an information technology solutions provider, WealthCraft HK is not subject to government regulation.

INTELLECTUAL PROPERTY RIGHTS

         To date, WealthCraft HK has not applied for any patent, trademark, trade name or copyright protection in any jurisdiction in which it operates. WealthCraft HK intends to file to protect its trademarks and trade names in selected jurisdictions. WealthCraft HK therefore relies on trade secret laws and confidentiality provisions in its agreements to preventing the unauthorized disclosure and use of its intellectual property.

EMPLOYEES

         As of September 30, 2006, WealthCraft Holdings had 48 full-time employees, 34 of whom were application development staff and 14 were service, sales and management professionals. WealthCraft Holdings has never experienced a work stoppage as a result of labor issues, and WealthCraft Holdings believes that its employee relations are satisfactory.

DESCRIPTION OF PROPERTY

         WealthCraft Holdings executive offices and its corporate headquarters are located in Hong Kong where WealthCraft HK occupies approximately 750 square feet of space under a lease expiring in April 2007 at a monthly rental of $1,731. WealthCraft Holdings' subsidiary, WealthCraft SZ leases approximately 5,400 square feet of office space in Shenzhen, China where WealthCraft Holdings conducts research and development activities under a lease expiring in August 2009 at a monthly rental of $7,088. WealthCraft Holdings considers its current office space adequate for its current operations.

LEGAL PROCEEDINGS

         Neither WealthCraft Holdings nor its subsidiaries is involved in any legal proceeding which may have a significant effect on its business, financial position, results of operations or liquidity, nor is it aware of any proceedings that are pending or threatened which may have a significant effect on its business, financial position, results of operations or liquidity.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         WealthCraft Holdings' common stock is listed on the OTC Bulletin Board under the symbol WCSY. However, during the last two fiscal years, there has been no established trading market for WealthCraft Holdings' common stock.

HOLDERS

         As of November 8, 2006, there were twenty nine (29) holders of WealthCraft Holdings' common stock.

DIVIDENDS

         WealthCraft Holdings has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends on its common stock in the near future. The payment of dividends in the future will be contingent upon WealthCraft Holdings' revenues, earnings, capital requirements and general financial condition. The payment of dividends is within the discretion of WealthCraft Holdings' board of directors. It is the present intention of WealthCraft Holdings' board of directors to retain all earnings for future investment and use in its business operations. Accordingly, WealthCraft Holdings' board of directors does not anticipate declaring any dividends in the foreseeable future on WealthCraft Holdings' common stock.

PLAN OF OPERATION

         The following presentation of the plan of operation of WealthCraft Holdings has been prepared by internal management and should be read in conjunction with the December 31, 2005 and 2004 audited annual consolidated financial statements and notes thereto and the June 30, 2006 and 2005 interim financial statements and the notes thereto included in, or referred to, in this report. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future.

         Some of the statements below discuss "forward-looking" information within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. Those statements include statements regarding the intent, belief or current expectations of WealthCraft Holdings and its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. These risks and uncertainties include but are not limited to, those risks and uncertainties discussed in this Form 8-K which is incorporated herein by reference. In light of the significant risks and uncertainties inherent in the forward-looking statements included in this report, the inclusion of such statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

OVERVIEW

         WealthCraft Systems Limited was incorporated under the laws of Hong Kong on August 1, 2003. On September 19, 2005 WealthCraft HK established WealthCraft SZ, a private limited company organized under the laws of the People's Republic of China.

SIX MONTHS ENDED JUNE 30, 2006 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 2005

RESULTS OF OPERATIONS

The following table presents the statement of operations for the six months ended June 30, 2006 as compared to the comparable period of the six months ended June 30, 2005. The discussion following the table is based on these results.

                                                 6/30/2006       6/30/2005
                                                ----------      ----------
Revenue
  Service fees                                  $  129,527      $    4,484
  License fees                                     259,193           8,433
                                                -----------     -----------
         TOTAL NET REVENUE                         388,720          12,917

Cost of revenue                                     95,425         133,677
                                                -----------     -----------
         GROSS PROFIT                              293,295        (120,760)

General and administrative expenses                417,587          99,706
                                                -----------     -----------

         LOSS FROM OPERATIONS                     (124,292)       (220,466)
                                                -----------     -----------

Other (Income) Expense
         Interest income                              (376)            (38)
         Other income                                1,412               0
                                                -----------     -----------
         Total Other (Income) Expense                1,036             (38)
                                                -----------     -----------

         NET LOSS                               $ (125,328)     $ (220,428)
                                                ===========     ===========


NET REVENUE

Net revenue for the six months ended June 30, 2006 totaled $388,720 compared to $12,917 for the six months ended June 30, 2005, an increase of $375,803, or approximately 2,909%. The increase was due to the recognition from WealthCraft HK's clients of the value added services that WealthCraft HK is able to provide clients at reasonable cost in addition to the continued growth in the number of new customers. During the six months ended June 30, 2005 WealthCraft HK had just began the sale of its product line and did not have a full six months of activity.

COST OF SALES

Cost of sales for the six months ended June 30, 2006 totaled $95,425 or approximately 25% of net revenue, compared $133,677 or approximately 1,034% for the six months ended June 30, 2005. The decrease in cost of sales of $38,252, or approximately 29%, was due primarily to certain development costs incurred in 2005 that were not incurred in 2006 and also by the increased license fees which has a low cost to WealthCraft HK.

OPERATING EXPENSE

Total operating expenses for the six months ended June 30, 2006 totaled $417,587, or approximately 107% of net revenue, compared $99,706, or approximately 771%, for the six months ended June 30, 2005. The increase in operating expense of $317,881 or approximately 318% was due to the increase in the number of employees to meet the needs of the clients and the growth of the business.

LOSS FROM OPERATIONS

Loss from operations for the six months ended June 30, 2006 was $124,292 as compared to loss from operations of $220,466 for the six months ended June 30, 2005, a decrease of $96,174. The decrease was due to the increase in revenue and decrease in the cost of sales.

INTEREST EXPENSE

Interest expense for the six months ended June 30, 2006 totaled $1,412 compared to $0 for the six months ended June 30, 2005, an increase of $1,412. The increase in interest expense was due to new loans obtained to purchase additional fixed assets.

NET LOSS

Net loss was $125,328 for the six months ended June 30, 2006 compared to $220,428 for the same period in 2005, a decrease of $95,100. The decrease in WealthCraft HK's net loss was attributable to the factors discussed above.

YEAR ENDED DECEMBER 31, 2005 COMPARED WITH THE YEAR ENDED DECEMBER 31, 2004

RESULTS OF OPERATIONS

         The following table presents the statement of operations for the year ended December 31, 2005 as compared to the comparable period of the year ended December 31, 2004. The discussion following the table is based on these results.

                                                    2005           2004
                                                -----------     -----------
Revenue
  Service fees                                  $  199,245      $        0
  License fees                                     143,091               0
                                                -----------     -----------
         TOTAL NET REVENUE                         342,336               0

Cost of revenue                                    224,237               0
                                                -----------     -----------
         GROSS PROFIT                           118,098.98               0

General and administrative expenses                426,577         178,058
                                                -----------     -----------

         LOSS FROM OPERATIONS                     (308,478)       (178,058)
                                                -----------     -----------

Other (Income) Expense
         Interest income                               (74)             (4)
         Other income                                 (365)              0
                                                -----------     -----------
         Total Other (Income) Expense                 (439)             (4)
                                                -----------     -----------

         NET LOSS                               $ (308,039)     $ (178,054)
                                                ===========     ===========

NET REVENUE

         Net revenue for the year ended December 31, 2005 totaled $342,336 compared to $0 for the year ended December 31, 2004, an increase of $342,336, or 100%. The increase was due to the completion and sales launch of WealthCraft HK's product lines to meet the needs of its clients in 2005. In 2004 WealthCraft HK had no sales.

COST OF SALES

         Cost of sales for the year ended December 31, 2005 totaled $224,237 or approximately 65% of net revenue compared to $0 for the year ended December 31, 2004. This was an increase of $224,237, or 100%. The increase in cost of revenue was due to the same factors as WealthCraft HK's increase in revenue. During the year 2004 WealthCraft HK had no sales and thus no cost of sales.

OPERATING EXPENSE

         General and administrative expenses for the year ended December 31, 2005 totaled $426,577, or approximately 125% of net revenue, compared $178,058 for the year ended December 31, 2004. The increase in operating expense of $240,519, or approximately 140%, was due to the increase in expenses related to the growth of WealthCraft HK's business and the sales launch of WealthCraft HK's products.

INCOME (LOSS) FROM OPERATIONS

         Income (loss) from operations for the year ended December 31, 2005 was $308,478 as compared to loss from operations of $178,028 for the year ended December 31, 2004, an increased loss of $130,450. The increase in WealthCraft HK's loss was due to the increased operating expenses WealthCraft HK incurred as WealthCraft HK began to sell its product line during 2005.

NET INCOME (LOSS)

         WealthCraft HK's net loss was $308,039 for the year ended December 31, 2005 compared to $178,054 for the same period in 2004, an increased loss of $129,985. The increased loss was due to the reasons set forth above for operating expenses and loss from operations.

LIQUIDITY AND CAPITAL RESOURCES

         Operations and liquidity needs have been funded primarily through cash flows from operations, loans from shareholders, sales of WealthCraft HK stock and issuance of convertible notes. Cash and cash equivalents were $49,667 at June 30, 2006 and current assets totaled $517,160 at June 30, 2006. WealthCraft HK's total current liabilities were $558,100 at June 30, 2006. Working capital at June 30, 2006 was $(40,940). WealthCraft HK believes that the funds available to it are adequate to meet its operating needs for 2006. During the six months ended June 30, 2006, net cash provided by operating activities was $18,210 and cash provided by financing activities was $68,784.

CAPITAL EXPENDITURES

         Total capital expenditures during the six months ended June 30, 2006 and 2005 were $43,417 and $32,401, respectively.

WORKING CAPITAL REQUIREMENTS

         Historically operations, sale of WealthCraft HK stock and short term financing have been sufficient to meet WealthCraft HK's cash needs. WealthCraft HK believes that it will be able to generate revenues from sales. However, WealthCraft HK's actual working capital needs for the long and short term will depend upon numerous factors, including operating results, competition, and the availability of credit facilities, none of which can be predicted with certainty. Future expansion will be limited by the availability of financing products and raising capital.

OFF-BALANCE SHEET ARRANGEMENTS

         WealthCraft HK has never entered into any off-balance sheet financing arrangements and has never established any special purpose entities. WealthCraft HK has not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

RISK FACTORS

         OWNING WEALTHCRAFT HOLDINGS' SHARES CONTAIN A NUMBER OF RISKS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, WEALTHCRAFT HOLDINGS' BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN THAT CASE, THE TRADING PRICE OF ITS COMMON STOCK COULD DECLINE, AND AN INVESTOR MAY LOSE ALL OR A PART OF THE MONEY PAID TO BUY WEALTHCRAFT HOLDINGS' COMMON STOCK.

RISKS OF WEALTHCRAFT HOLDINGS' BUSINESS

WEALTHCRAFT HOLDINGS HAS A LIMITED OPERATING HISTORY, HAS EXPERIENCED LOSSES SINCE INCEPTION AND MAY NOT ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS IN THE FUTURE

         WealthCraft HK began operations in 2003 and has a limited operating history. Since WealthCraft HK's inception, it has incurred losses from continuing operations. The likelihood of WealthCraft Holdings' success must be considered in light of the problems, delays, expenses and difficulties frequently encountered by a new enterprise, many of which may be beyond WealthCraft Holdings' control. WealthCraft Holdings is subject to all of the risks inherent in the creation of a new business and the production and exploitation of WealthCraft Holdings' solutions and products in an intensely competitive environment. There can be no assurance that WealthCraft Holdings can successfully market and sell its solutions on a profitable basis. The failure to operate profitably without an additional infusion of capital may result in the cessation of WealthCraft Holdings' operations.

IF WEALTHCRAFT HOLDINGS FAILS TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, OUR FUTURE SUCCESS MAY BE ADVERSELY AFFECTED

         The information technology industry in which WealthCraft Holdings operates is subject to rapid technological changes. WealthCraft Holding's future success will depend on its ability to respond to rapidly changing technologies, adapt its solutions to evolving industry standards and improve the performance and reliability of its solutions. The failure to adapt to such changes could harm WealthCraft Holding's business. In addition, the widespread adoption of new technologies or other technological changes could require substantial expenditures to modify or adapt WealthCraft Holdings' solutions. If WealthCraft Holdings fails to keep up with rapid technological changes to remain competitive in this rapidly evolving industry, its future success may be adversely affected.

THE SALES CYCLE FOR WEALTHCRAFT HOLDINGS' SOLUTIONS IS VERY LONG AND CAN IMPACT ON WEALTHCRAFT HOLDINGS' PROJECTED REVENUES

         WealthCraft Holdings' solutions involve a significant investment by a financial institution. Therefore, the sales cycle for WealthCraft Holdings' solutions is very long and requires WealthCraft Holdings to devote significant resources towards each sale. This can have an impact on WealthCraft Holdings' anticipated revenues until it establishes a significant number of customers for WealthCraft Holdings' solutions and associated revenue stream. Moreover, in the event of a downturn in the financial markets or the economy in general, financial institutions may curb significant expenditures which could also impact the market for WealthCraft Holdings' solutions.

WEALTHCRAFT HOLDINGS MAY NOT BE ABLE TO MANAGE ITS EXPANDING OPERATIONS EFFECTIVELY

         WealthCraft HK commenced operations in 2003 and anticipates significant expansion of its business as it markets its solutions and grows its customer base. To manage the potential growth of WealthCraft Holdings' operations and personnel, WealthCraft Holdings will be required to improve operational and financial systems, procedures and controls, and expand, train and manage a growing employee base. Furthermore, WealthCraft Holdings' management will be required to maintain and expand its relationships with financial institutions and its strategic partners. There can be no assurance that WealthCraft Holdings' current and planned personnel, systems, procedures and controls will be adequate to support its future operations.

ALL OF WEALTHCRAFT HOLDINGS' CUSTOMERS ARE IN THE FINANCIAL SERVICES INDUSTRY, WHICH IS CONSOLIDATING AND SUBJECT TO ECONOMIC CHANGE; FACTORS THAT COULD REDUCE DEMAND FOR WEALTHCRAFT HOLDINGS' SOLUTIONS

         WealthCraft Holdings derives all of its revenue from the solutions it provides to the wealth management industry which is composed almost exclusively of financial services firms. Changes in economic conditions and unforeseen events, like recession, inflation or currency fluctuations, could occur and reduce consumers' use of wealth management products and services. Any event of this kind, or implementation for any reason by financial institutions of cost reduction measures, could result in significant decreases in demand for WealthCraft Holdings' solutions.

         Mergers and acquisitions are pervasive in today's financial industry. WealthCraft Holdings' customers may be acquired by or merged into other financial institutions that have their own wealth management solutions or decide to terminate their relationships with WealthCraft Holdings for other reasons. As a result, WealthCraft Holdings' sales could decline if an existing customer is acquired.

SYSTEM FAILURES OR PERFORMANCE PROBLEMS WITH WEALTHCRAFT HOLDINGS' SOLUTIONS COULD CAUSE DEMAND FOR ITS SOLUTIONS TO DECREASE, REQUIRE WEALTHCRAFT HOLDINGS TO MAKE SIGNIFICANT CAPITAL EXPENDITURES AND IMPAIR CUSTOMER RELATIONS

         There are many factors that could adversely affect the performance, quality and desirability of WealthCraft Holdings' solutions. This may impact or prevent WealthCraft Holdings' solutions from gaining market acceptance. These factors include, but are not limited to the following:

     o delays in completing and/or testing new or upgraded products, resulting in significant delays;

     o   extraordinary activity or other events could cause systems to fail;

     o WealthCraft Holdings' technology could contain errors, or "bugs", which could impair the functionality of WealthCraft Holdings' solutions;

     o WealthCraft Holdings may experience difficulties or delays in connection with future implementations and upgrades to new versions of its products; and

     o WealthCraft Holdings' products require integration with third-party products and systems, and WealthCraft Holdings may not be able to integrate these products with new or existing products.

WEALTHCRAFT HOLDINGS IS ENGAGED IN OFFSHORE SOFTWARE DEVELOPMENT ACTIVITIES, WHICH MAY NOT BE SUCCESSFUL AND WHICH MAY PUT WEALTHCRAFT HOLDINGS' INTELLECTUAL PROPERTY AT RISK

         In order to optimize available research and development resources, WealthCraft Holdings conducts its research and development activities in Shenzhen, China where there is an ample supply of qualified development personnel. While WealthCraft Holdings' experience to date with a China-based development center has been positive, there is no assurance that this will continue. Specifically, risks associated with this activity include the quality of the development efforts undertaken in China failing to meet WealthCraft Holdings' requirements because of cultural and experiential differences, resulting in potential product errors and/or delays, and the risk of the potential for misappropriation of WealthCraft Holdings' intellectual property that might not be readily discoverable.

WEALTHCRAFT HOLDINGS' SUCCESS DEPENDS ON THE CONTINUING EFFORTS OF ITS SENIOR MANAGEMENT TEAM AND OTHER KEY PERSONNEL, AND ITS BUSINESS MAY BE HARMED IF IT LOSES THEIR SERVICES

         WealthCraft Holdings' future success depends heavily upon the continuing services of the members of its senior management team, in particular Kelly Tallas, its Chairman, President and Chief Executive Officer. If Mr. Tallas or one more of WealthCraft Holdings' senior executives or other key personnel are unable or unwilling to continue in their present positions, WealthCraft Holdings may not be able to replace them easily or at all, and its business may be disrupted and its financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and WealthCraft Holdings may not be able to retain the services of its senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future.

         In addition, if any member of WealthCraft Holdings' senior management team or any of its other key personnel joins a competitor or forms a competing company, WealthCraft Holdings may lose customers, distributors, know-how and key professionals and staff members.

IF WEALTHCRAFT HOLDINGS IS UNABLE TO ATTRACT AND RETAIN HIGHLY SKILLED TECHNICAL EMPLOYEES, IT MAY NOT BE ABLE TO EFFECTIVELY COMPETE

         Based on the need for highly skilled technical employees, WealthCraft Holdings believes that its future success will depend in large part on WealthCraft Holdings' ability to attract and retain highly skilled technical personnel. Because the development of WealthCraft Holdings' software requires knowledge of computer hardware, as well as a variety of software applications, used by financial institutions WealthCraft Holdings needs to attract and retain technical personnel who are proficient in all these disciplines. There is substantial competition for employees with the technical skills WealthCraft Holdings requires. If WealthCraft Holdings cannot hire and retain talented technical personnel, this could adversely affect WealthCraft Holdings' growth prospects and future success.

WEALTHCRAFT HOLDINGS' MARKET IS HIGHLY COMPETITIVE AND IF IT IS UNABLE TO KEEP PACE WITH EVOLVING TECHNOLOGY WEALTHCRAFT HOLDINGS' REVENUE AND FUTURE PROSPECTS MAY DECLINE

         The market for WealthCraft Holdings' solutions is characterized by rapidly changing technology, intense competition and evolving industry standards. WealthCraft Holdings has many competitors who offer various components of WealthCraft Holdings' solutions or who use a different solutions to accomplish similar tasks. In some cases, WealthCraft Holdings' existing customers also use some of WealthCraft Holdings' competitors' products. WealthCraft Holdings' future success will depend on WealthCraft Holdings' ability to develop, sell and support enhancements of current solutions and new solutions in response to changing customer needs. If WealthCraft Holdings' solutions do not keep up with technical change, WealthCraft Holdings' revenue and future prospects could be harmed. In addition, competitors may develop solutions that the industry considers more attractive than those WealthCraft Holdings offers or that render WealthCraft Holdings' solutions obsolete.

WEALTHCRAFT HOLDINGS MAY BE INVOLVED IN LITIGATION OVER PROPRIETARY RIGHTS, WHICH MAY BE COSTLY AND TIME CONSUMING

         WealthCraft Holdings may receive claims that certain of its products, or other proprietary rights, require a license of intellectual property rights of a third party and infringe, or may infringe, the intellectual property rights of others. Those claims, with or without merit, could:

     o   be time-consuming to investigate and defend;

     o   result in costly litigation;

     o   cause product installation and maintenance delays;

     o require WealthCraft Holdings to enter into royalty or licensing agreements; or

     o result in an injunction being issued against WealthCraft Holdings' use of technology.

         Royalty or licensing agreements, if required, may not be available on terms acceptable to WealthCraft Holdings, or at all, which could harm its business, financial condition and results of operations. Litigation to determine the validity of any claims could result in significant expense and divert the efforts of WealthCraft Holdings' technical and management personnel from productive tasks, whether or not the litigation is determined in WealthCraft Holdings' favor. In the event of an adverse ruling, WealthCraft Holdings may be required to:

     o   pay substantial damages;

     o   discontinue the use and sale of infringing products;

     o   expend significant resources to develop non-infringing technology; or

     o   obtain licenses to infringing technology.

         WealthCraft Holdings' failure to develop or license a substitute technology could significantly harm its business.

WEALTHCRAFT HOLDINGS' OPERATIONS ARE FOCUSED ON ASIA AND WEALTHCRAFT HOLDINGS WILL BE SUBJECT TO FACTORS AFFECTING BUSINESS IN THAT PART OF THE WORLD

         WealthCraft Holdings conducts its business in Asia and may be adversely affected by changes in demand resulting from:

     o   fluctuations in currency exchange rates;

     o   governmental currency controls;

     o   changes in various regulatory requirements;

     o   political and economic changes and disruptions;

     o difficulties in enforcing WealthCraft Holdings' contracts in foreign jurisdictions;

     o   export/import controls;

     o   tariff regulations;

     o   staffing and managing foreign sales and support operations;

     o   greater difficulties in trade accounts receivable collection; and

     o   possible adverse tax consequences.

INFRINGEMENT OF WEALTHCRAFT HOLDINGS' PROPRIETARY TECHNOLOGY COULD HURT WEALTHCRAFT HOLDINGS' COMPETITIVE POSITION AND INCOME POTENTIAL

         WealthCraft Holdings' success depends upon WealthCraft Holdings' proprietary technology and information. However, WealthCraft Holdings does not rely on patent, trademark, trade name or copyright registrations to protect its intellectual property. Rather, WealthCraft Holdings relies on trade secret laws and confidentiality procedures to protect its proprietary technology and information. Because it is difficult to monitor unauthorized use of software, the steps WealthCraft Holdings has taken to protect WealthCraft Holdings' services and products may not prevent misappropriation of WealthCraft Holdings' technology. Any misappropriation of WealthCraft Holdings' proprietary technology or information could reduce any competitive advantages it may have or result in costly litigation.

         WealthCraft Holdings operates in Asia. The laws of these countries may not protect WealthCraft Holdings' proprietary technology as well as the laws of the United States. WealthCraft Holdings' ability to protect WealthCraft Holdings' proprietary technology abroad may not be adequate.

THE ADOPTION OR MODIFICATION OF LAWS OR REGULATIONS RELATING TO THE INTERNET, OR INTERPRETATIONS OF EXISTING LAW, COULD ADVERSELY AFFECT WEALTHCRAFT HOLDINGS' BUSINESS

         Laws and regulations which apply to communications and commerce over the Internet are becoming more prevalent. Currently, there are Internet laws regarding copyrights, taxation and the transmission of specified types of material. Various governments have also adopted legislation imposing obligations on financial institutions to notify their customers of the institution's privacy practices, restrict the sharing of non-public customer data with non-affiliated parties at the customer's request, and establish procedures and practices to protect and secure customer data. These privacy provisions are implemented by regulations with which compliance is now required. Additionally, many legislative and regulatory actions have been enacted or are pending with respect to privacy. All of these laws and regulations impact WealthCraft Holdings' customers and WealthCraft Holdings' solutions must be able to work within these requirements.


RISKS RELATED TO DOING BUSINESS IN CHINA

WEALTHCRAFT HOLDINGS' PROPRIETARY SOLUTIONS ARE DEVELOPED BY ITS CHINA SUBSIDIARY, AND INTERRUPTIONS IN THE ACTIVITIES OF THIS SUBSIDIARY WILL ADVERSELY AFFECT WEALTHCRAFT HOLDINGS' BUSINESS AND FINANCIAL RESULTS

         All of WealthCraft Holdings' research and development activities are conducted by its Shenzhen, China-based subsidiary. Should the activities of this subsidiary be interrupted for whatever reason, including risks inherently associated with doing business in China, the operations of WealthCraft Holdings would be materially affected.

BECAUSE CHINA DOES NOT HAVE A WELL DEVELOPED, COMPREHENSIVE SYSTEM OF LAWS, IT MAY BE DIFFICULT FOR WEALTHCRAFT HOLDINGS TO PROTECT OR ENFORCE ITS LEGAL RIGHTS

         The Chinese legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system in the U.S. China also does not have a well-developed, consolidated body of law governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation.

         In addition, the Chinese legal system relating to foreign investments is both new and continually evolving, and currently there can be no certainty as to the application of its laws and regulations in particular instances. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published, statements regarding these evolving policies have been conflicting, and any such policies, as administered, are likely to be subject to broad interpretation, discretion and modification, perhaps on a case-by-case basis. As the legal system in China develops with respect to these new types of enterprises, foreign investors may be adversely affected by new laws, changes to existing laws (or interpretations thereof) and the preemption of provincial or local laws by national laws. Enforcement of existing laws may be sporadic and implementation and interpretation thereof inconsistent. Furthermore, the Chinese judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate laws exist in China, it may be impossible to obtain swift and equitable enforcement of such laws, or to obtain enforcement of a judgment by a court of another jurisdiction. It is widely believed that China's entry into the World Trade Organization, or

WTO, should expedite the uniform interpretation and enforcement of laws throughout China. However, there can be no assurance that WealthCraft Holdings' current or future activities in China will have a high degree of certainty under China's legal system.

IF WEALTHCRAFT HOLDINGS IS NOT ABLE TO OBTAIN APPROPRIATE GOVERNMENTAL SUPPORT AND APPROVALS IN CHINA, IT MAY NOT BE ABLE TO CONDUCT ITS BUSINESS ACTIVITIES AS PLANNED

         WealthCraft Holdings' activities in China is, in some circumstances, subject by law to administrative review and approval by various national and local agencies of the Chinese government. There is no assurance that such approvals, when necessary or advisable in the future, will be forthcoming. The inability to obtain such approvals could have a material adverse effect on WealthCraft Holdings' business, financial condition and results of operations.

WEALTHCRAFT HOLDINGS MAY BE ADVERSELY AFFECTED BY COMPLEXITY, UNCERTAINTIES AND CHANGES IN CHINA'S REGULATION OF INFORMATION TECHNOLOGY BUSINESS AND COMPANIES, INCLUDING LIMITATIONS ON ITS ABILITY TO OWN KEY ASSETS

         The Chinese government extensively regulates the Internet industry including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the Internet industry. These Internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be a violation of applicable laws and regulations. Issues, risks and uncertainties relating to Chinese government regulation of the Internet industry include the following:

     o uncertainties relating to the regulation of the Internet business in China, including evolving licensing practices, means that permits, licenses or operations at some of our companies may be subject to challenge. This may disrupt our business, or subject us to sanctions, requirements to increase capital or other conditions or enforcement, or compromise enforceability of related contractual arrangements, or have other harmful effects on us; and

     o certain Chinese governmental authorities have stated publicly that they are in the process of promulgating new laws and regulations that will regulate Internet activities. The areas of regulation may include online advertising, online news displaying, online audio-video program broadcasting and the provision of culture-related information over the Internet. Other aspects of our online operations may be regulated in the future. If our operations do not comply with these new regulations at the time they become effective, WealthCraft Holdings could be subject to penalties.

         The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, Internet businesses in China, including our business.

ADVERSE CHANGES IN ECONOMIC AND POLITICAL POLICIES OF THE CHINESE GOVERNMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OVERALL ECONOMIC GROWTH OF CHINA, WHICH COULD ADVERSELY AFFECT WEALTHCRAFT HOLDINGS' BUSINESS

         Because a significant portion of WealthCraft Holdings' development operations are conducted in China. our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China's economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese

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

economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The Chinese government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the Chinese government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect WealthCraft Holdings results of operations and financial condition.

RISKS OF OWNING WEALTHCRAFT HOLDINGS' SHARES

THERE HAS BEEN AN EXTREMELY LIMITED MARKET FOR WEALTHCRAFT HOLDINGS' COMMON STOCK AND, THEREFORE, IT MAY BE DIFFICULT FOR WEALTHCRAFT HOLDINGS' SHARES TO BE SOLD AT ATTRACTIVE PRICES, IF AT ALL

         WealthCraft Holdings' shares have experienced nominal trading volume over the past two years and there is no coverage of WealthCraft Holdings by analysts or market makers. This may or may not affect the future performance of WealthCraft Holdings' shares. There can be no assurance that an active trading market for WealthCraft Holdings' shares will develop or that, if developed, will be sustained. In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of any company. These broad market and industry fluctuations may result in the decline of the price of WealthCraft Holdings' shares, regardless of its operating performance.

THE MARKET PRICE OF WEALTHCRAFT HOLDINGS' SHARES IS EXPECTED TO BE VOLATILE

         If a market for WealthCraft Holdings' shares does develop, securities of OTC Bulletin Board companies are often volatile. Accordingly, the trading price of WealthCraft Holdings' shares may be subject to wide fluctuations. These broad market and industry fluctuations may result in the decline of the market price of WealthCraft Holdings' shares, regardless of its operating performance.

         Also, The trading prices of technology stocks in general have experienced extreme price fluctuations. Any further negative change in the public's perception of the prospects of technology based companies, could further depress WealthCraft Holdings' stock price regardless of WealthCraft Holdings' results of operations. Other broad market and industry factors may decrease the trading price of WealthCraft Holdings' shares, regardless of WealthCraft Holdings' operating performance. Market fluctuations, as well as general political and economic conditions such as a recession or interest rate or currency rate fluctuations, also may decrease the trading price of WealthCraft Holdings' shares. WealthCraft Holdings expects that the market price of WealthCraft Holdings' shares will be, affected by many factors, including:

     o   fluctuations in WealthCraft Holdings' financial results;

     o   the actions of WealthCraft Holdings' customers and competitors;

     o   other factors affecting the wealth management industry in general;

     o announcements of new products, product enhancements, technological innovations or new services by WealthCraft Holdings or its competitors;

     o the operating and stock price performance of other companies that investors may deem comparable;

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


     o   news reports relating to trends in its markets;

     o   changes in financial estimates by securities analysts;

     o   additions or departures of key personnel; and

     o volume of trading of WealthCraft Holdings shares on the OTC Bulletin Board or other exchanges on which WealthCraft Holdings shares may, in the future, be traded.

FUTURE SALES OF WEALTHCRAFT HOLDINGS' SHARES IN THE PUBLIC MARKET COULD NEGATIVELY AFFECT WEALTHCRAFT HOLDINGS' STOCK PRICE

         If WealthCraft Holdings' stockholders sell substantial amounts of WealthCraft Holdings' common stock, the market price of WealthCraft Holdings' common stock could fall. As of November 13, 2006, WealthCraft Holdings had 10 million shares of common stock outstanding. Although 7,375,000 of WealthCraft Holdings' shares constitute restricted securities under the Securities Act, after a year, the shares may be sold into the marketplace under Rule 144. The possible sale of a significant number of these shares may cause the market price of WealthCraft Holdings' common stock to fall.

WEALTHCRAFT HOLDINGS MAY NEED ADDITIONAL CAPITAL, AND THE SALE OF ADDITIONAL SHARES OR OTHER EQUITY SECURITIES COULD RESULT IN ADDITIONAL DILUTION TO ITS SHAREHOLDERS

         WealthCraft Holdings believes that its current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet its anticipated cash needs for the near future. WealthCraft Holdings may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions it may decide to pursue. If WealthCraft Holdings resources are insufficient to satisfy its cash requirements, it may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to its shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict its operations. WealthCraft Holdings cannot give any assurance that financing will be available in amounts or on terms acceptable to it, if at all.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers


         Our current directors and executive officers are as follows:

Name                              Age      Position
_____________________________ ____________ _____________________________________
Kelly Jay Michael Tallas          36       President, Chief Executive Officer
                                           and Chairman of the Board of
                                           WealthCraft Holdings and its
                                           subsidiaries
Curtis Hulleman                   35       Chief Information Officer and
                                           Director of WealthCraft Holdings and
                                           its subsidiaries
Xiao Zhen Li                      32       Chief Financial Officer of
                                           WealthCraft Holdings and its
                                           Subsidiaries

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

         Mr. Tallas co-founded WealthCraft HK and has served as President, Chief Executive Officer and Chairman of the Board of WealthCraft HK and WealthCraft SZ since August 2003. From April 2000 until July 2004, Mr. Tallas served as head of information technology at Morningstar Asia, a provider of mutual fund research and ratings, where he led a team to build Morningstar Asia's business and technical infrastructure in Greater China, pioneering the development of one of Asia's first financial xml web services-based product suite. Mr. Tallas has over fourteen years experience in financial information technology and Asian business expertise. Prior to joining Morningstar Asia, Mr. Tallas had 10 years of experience as an entrepreneur. He co-founded InterconX Communications, which provided consulting services to a broad range of customers including HSBC Bank Canada where he managed the Canada-wide systems consolidation and implementation at HSBC Securities. Mr. Tallas holds a Bachelor of Commerce degree at the University of Calgary and is fluent in Mandarin Chinese.

         Mr. Hulleman co-founded WealthCraft HK and has served as Chief Information Officer and a director of WealthCraft HK and WealthCraft SZ since November 2003. From November 1999 until October 2003, Mr. Hulleman served as a project manager of Moonrich Solutions Limited, a subsidiary of Crown Worldwide Holdings, a logistics company responsible for design, documentation and implementation of financial computer systems. At Moonrich Systems, he designed and implemented twelve financial systems, replacing a mix of legacy operational systems, handling a variety of invoicing, costing, accrual-calculating, expense management and insurance functions. Prior to joining Crown, Mr. Hulleman worked in sales, marketing and operations roles, in the logistics and retail industries. Mr. Hulleman holds a MBA from the Richard Ivey School of Business in Toronto, Ontario, Canada.

         Ms. Li has served as Chief Financial Officer of WealthCraft HK and its subsidiaries since September 1, 2006. From October, 2004 to August, 2006, Ms. Li served as Asia Region Financial Controller of AD Electronics, an electronics manufacturer. From July 2000 through January 2003, Ms. Li served as Chief Financial Officer and assistant to the General Manager of Dahing Car Centre, an automotive related company. Ms.Li has over eleven years accounting related experience in various industries, seven years as a financial manager and/or other senior positions. Ms. Li holds a MBA degree in Finance from Coventry University, an EMBA degree in Decision Making from US East & West University and a bachelor degree in Accounting from Jinan University. Ms.Li has a CA designation, will complete the ACCA in 2007, and is fluent in English, Cantonese, Mandarin and Mingnan dialects.

         Our board of directors is elected annually.

EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation of WealthCraft Holdings' executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to WealthCraft Holdings of benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of WealthCraft Holdings' business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive such other compensation in the years set forth below.

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


                           SUMMARY COMPENSATION TABLE


                       ANNUAL COMPENSATION

        Name and                                             Other Annual
   Principal Position         Year      Salary     Bonus     Compensation

Kelly Jay Michael Tallas      2005     $22,436      $ 0          $ 0
                              2004     $12,820      $ 0          $ 0
Curtis Hulleman               2005     $21,923      $ 0       $7,584(1)
                              2004     $12,821      $ 0       $8,241(1)
Xiao Zhen Li (2)              2005     $n/a         $n/a         $n/a
                              2004     $n/a         $n/a         $n/a


         (1) Consists of a housing allowance.

         (2) Ms. Li's employment with WealthCraft HK commenced in September
2006.

         None of the persons received any long-term compensation in the form of awards, payouts or other forms of long term compensation.

         Mr. Tallas is a party to an Employment Contract with WealthCraft HK dated October 1, 2006 under which he is paid at the rate of $3,502 per month plus a contribution by WealthCraft HK to Mr. Tallas' Mandatory Provident Fund. Mr. Tallas is eligible to receive performance bonuses, variable bonuses or other bonus which may be paid at the discretion of the Board. Mr. Tallas is entitled to 15 vacation days per year. The Employment Contract can be terminated by WealthCraft HK or Mr. Tallas on one month written notice.

         Mr. Hulleman is a party to an Employment Contract with WealthCraft HK dated July 1, 2005 under which he is paid at the rate of $3,502 per month plus a contribution by WealthCraft HK to Mr. Hulleman's Mandatory Provident Fund. Mr. Hulleman is eligible to receive performance bonuses, variable bonuses or other bonus which may be paid at the discretion of the Board. Mr. Hulleman is entitled to 15 vacation days per year. The Employment Contract can be terminated by WealthCraft HK or Mr. Hulleman on one month written notice.

         Ms. Li is a party to an Employment Contract with WealthCraft SZ dated August 16, 2006 under which she is paid at the rate of $2,500 per month plus a contribution by WealthCraft HK to Ms. Li's Mandatory Provident Fund. Ms. Li is eligible to receive performance bonuses, variable bonuses or other bonus which may be paid at the discretion of the Board. Ms. Li is entitled to 10 vacation days per year. The Employment Contract can be terminated by WealthCraft HK or Ms. Li on one month written notice

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of WealthCraft Holdings' common stock as of November 13, 2006 by:

     o each person known by WealthCraft Holdings to be the beneficial owner of more than 5% of WealthCraft Holdings' outstanding shares of common stock;

     o   each of WealthCraft Holdings' officers and directors; and

     o   all of WealthCraft Holdings' officers and directors as a group.

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

         Unless otherwise indicated, WealthCraft Holdings believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                     AMOUNT AND
                                                     NATURE OF
                                                     BENEFICIAL       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)              OWNERSHIP          CLASS
________________________________________________________________________________

Kelly Jay Michael Tallas                             3,649,488            36.49%

Curtis Hulleman                                      2,209,920            22.10%

James Neil Aitken                                      682,866             6.83%
No. 30, Block 2
140 Pokfulam Road,
Pokfulam, Hong Kong SAR

All directors and executive officers as a group      5,859,408            58.59%
  (3 individuals)


(1) Unless otherwise indicated, the business address of each of the foregoing is Room 1005, 10th Floor, Universal Trade Centre, 3 Arbuthnot Road, Hong Kong, SAR.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On May 9, 2006, WealthCraft HK issued 5,270,239 and 3,191,702 ordinary shares to Messrs. Tallas and Hulleman, respectively. No consideration was paid by Messrs. Tallas or Hulleman in connection with the issuance of these shares and no consideration was contemplated as they were issued as part of a recapitalization of WealthCraft HK completed in connection with capital raising activities. However, the stated capital of the shares of WealthCraft HK at the time of issuance was HK$3.87 per share. Accordingly, WealthCraft HK has booked a subscription receivable equal to the value of the shares issued. Because no consideration was to be paid in connection with this issuance, WealthCraft HK intends to file a court proceeding in Hong Kong to change the stated capital of WealthCraft HK to nominal par value. WealthCraft Holdings believes the proceeding to be a formality which, if successful, will result in the removal of the subscription receivable from WealthCraft Holdings' books.

         Messrs. Tallas and Hulleman have made loans to WealthCraft HK for working capital purposes. As of July 31, 2006 WealthCraft HK owned Messrs. Tallas and Hulleman $162,180 and $90,513, respectively. The loans are evidenced by non-interest bearing promissory notes which are payable on August 1, 2008.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On November 13, 2006, Kelly Jay Michael Tallas and Curtis Hulleman were elected to WealthCraft Holdings' Board of Directors by the existing members of WealthCraft Holdings' Board of Directors, and Bonita Alvarez, Deborah Koeberl and Gary J. Koeberl resigned from WealthCraft Holdings' Board of Directors. See
Item 5.01 for additional information on Messrs. Tallas and Hulleman.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

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

         As described in Item 2.01, on November 13, 2006, WealthCraft Holdings completed the acquisition of WealthCraft HK. As a result of this transaction, WealthCraft Holdings is no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 8.01. OTHER EVENTS.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) The financial statements required to be filed pursuant to Instruction C.3 of Form 8-K and Item 310(c) of Regulation S-B consisting of WealthCraft HK's audited consolidated balance sheet at December 31, 2005 and 2004 and audited consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004 and WealthCraft Holdings' unaudited balance sheet at June 30, 2006 and 2005 and unaudited statements of operations, stockholders' equity and cash flows for the three and six months ended June 30, 2006 and 2005 are attached as Exhibits 99.1 and 99.2, respectively, to this report on Form 8-K.

(b) The unaudited pro forma condensed consolidated balance sheet of WealthCraft Holdings at December 31, 2005 and the unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2005 of WealthCraft Holdings is attached hereto as Exhibit 99.3.

(d) Exhibits

     2.1 Stock Purchase Agreement dated November 13, 2006 by and between WealthCraft Holdings and Serendipity Ventures Limited.

     10.1 Employment Contract by and between Kelly Jay Michael Tallas and WealthCraft Systems Limited dated October 1, 2006.

     10.2 Employment Contract by and between Curtis Cornelius Hulleman and WealthCraft Systems Limited dated July 1, 2005.

     10.3 Labor Contract of Shenzhen Special Economic Zone by and between WealthCraft Systems (Shenzhen) Limited and Jenny Li dated August 30, 2006.

     10.4 Form of Agreement between Gold Talent Enterprises Limited, Legal Studio.com Limited and WealthCraft Systems Limited.

     10.5 Form of Office Lease Contract between Shenzhen Anlian Investment Company Limited and WealthCraft Systems (Shenzhen) Limited.

     99.2 WealthCraft HK's audited consolidated balance sheet dated December 31, 2005 and audited statements of operations, stockholders' equity and cash flows for the twelve months ended December 31, 2005 and 2004.

     99.3 WealthCraft HK's unaudited consolidated balance sheet dated June 30, 2006 and unaudited interim consolidated statements of operations, stockholders' equity and cash flows for the six and nine month periods ended June 30, 2006 and 2005.

     99.4 Unaudited pro forma condensed consolidated balance sheet of WealthCraft Holdings dated December 31, 2005 and the unaudited pro forma condensed consolidated statement of operations of WealthCraft Holdings for the twelve months ended December 31, 2005.

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


                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WEALTHCRAFT HOLDINGS INC.


Date:    November 13, 2006         By:/s/ KELLY JAY MICHAEL TALLAS
                                      _______________________________
                                   Name:  Kelly Jay Michael Tallas
                                   Title: Chairman of the Board, President and
                                          Chief Executive Officer,
                                          (Principal Executive and Financial
                                          and Accounting Officer)



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